UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

Montage Resources Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36511	46-4812998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 W. John Carpenter Freeway, Suite 300 Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 444-1647

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2019, Montage Resources Corporation (f/k/a Eclipse Resources Corporation) (the “Company”) entered into the Third Amended and Restated Credit Agreement (the “Amended Credit Agreement”) among the Company, Bank of Montreal, as administrative agent, the lenders party thereto, and BMO Capital Markets Corp., Capital One, National Association, and KeyBank National Association, as joint lead arrangers and joint bookrunners. The Amended Credit Agreement amends and restates the Second Amended and Restated Credit Agreement of the Company, dated as of June 11, 2015, as amended (the “Former Credit Agreement”).

The Amended Credit Agreement amends the Former Credit Agreement to, among other things, (i) increase the borrowing base of the revolving credit facility provided for therein from $225 million to $375 million (subject to scheduled and interim redeterminations based on the Company’s oil and gas reserves and other adjustments as described in the Amended Credit Agreement), and (ii) extend the maturity date thereof to February 28, 2024 (subject to earlier maturity in the event that the Company’s 8.875% Senior Notes due 2023 in an aggregate principal amount exceeding $50,000,000 remain outstanding on the date that is 180 days prior to their stated maturity date of July 15, 2023).

The Amended Credit Agreement also adjusts the ratio of Consolidated Total Funded Net Debt to EBITDAX (as such terms are defined in the Amended Credit Agreement) to provide that the Company will not, as of the last day of any fiscal quarter (commencing with the fiscal quarter ending March 31, 2019), permit its ratio of Consolidated Total Funded Net Debt to EBITDAX for the four previous fiscal quarters to be greater than 4.00 to 1.00.

Indebtedness under the Amended Credit Agreement will be secured by mortgages on at least 85% of the total value of the Company’s proved reserves and guarantees from its operating subsidiaries, including Blue Ridge Mountain Resources, Inc. (“Blue Ridge”). Interest will generally be payable at variable rates (generally based upon LIBOR, the prime rate, or the federal funds rate, with specified adjustments), plus an applicable margin as specified in the Amended Credit Agreement, based on the Company’s election at the time of borrowing. The Amended Credit Agreement contains financial, restrictive, and affirmative covenants and events of default generally consistent with those under the Former Credit Agreement.

The description of the Amended Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On February 28, 2019, in connection with the consummation of the Merger (as defined below), the Stockholders Agreement, dated June 25, 2014, by and among the Company, CKH Partners II, L.P., The Hulburt Family II Limited Partnership, Kirkwood Capital, L.P., EnCap Energy Capital Fund VIII, L.P., EnCap Energy Capital Fund VIII Co-Investors, L.P., and EnCap Energy Capital Fund IX, L.P., was terminated by the parties thereto. The Stockholders Agreement had provided for the parties thereto, as stockholders of the Company, to take certain actions to cause certain persons to be elected or appointed to the board of directors and board committees of the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 28, 2019, the Company completed its previously announced business combination transaction with Blue Ridge pursuant to that certain Agreement and Plan of Merger, dated as of August 25, 2018 and amended as of January 7, 2019 (the “Merger Agreement”), by and among the Company, Everest Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Blue Ridge. Pursuant to the Merger Agreement, Merger Sub merged with and into Blue Ridge with Blue Ridge continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).

As a result of the Merger, each share of common stock, par value $0.01 per share, of Blue Ridge issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), excluding certain Excluded Shares (as such term is defined in the Merger Agreement), was converted into the right to receive from the

Company 0.29506 of a validly issued, fully-paid, and nonassessable share of Common Stock, par value $0.01 per share, of the Company. The exchange ratio reflects an adjustment to account for the 15-to-1 reverse stock split described in Item 5.03 of this Current Report on Form 8-K. Former stockholders of Blue Ridge will receive cash for any fractional shares of the Company’s Common Stock to which they might otherwise be entitled as a result of the Merger. In addition, upon completion of the Merger, all shares of Blue Ridge restricted stock and all Blue Ridge restricted stock units and performance interest awards were converted into the right to receive shares of Common Stock of the Company or cash, in each case as specified in the Merger Agreement.

The issuance of shares of the Company’s Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-4 (File No. 333-227815), which became effective on January 27, 2019. The consent solicitation statement/information statement/prospectus included in the registration statement (the “Consent Solicitation Statement/Information Statement/Prospectus”) contains additional information about the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 2.05	Costs Associated with Exit or Disposal Activities.

In connection with the business combination transaction with Blue Ridge consummated on February 28, 2019 and described under Item 2.01 above, the Company began the process of consolidating the principal offices of the Company and Blue Ridge and undertaking a headcount reduction with respect to certain positions held with the Company and its subsidiaries. The Company anticipates the foregoing process will be completed during the third quarter of 2019. The Company will disclose by amendment to this Current Report on Form 8-K the Company’s estimates of the total amount or range of amounts expected to be incurred with respect to this process following the date the Company makes such determination.

Item 3.03	Material Modification of Rights of Security Holders.

The information included in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

As previously disclosed, effective immediately prior to the Effective Time on February 28, 2019, Randall M. Albert, Benjamin W. Hulburt, Christopher K. Hulburt, and Joseph C. Winkler, III each resigned as directors of the Company.

Effective as of the Effective Time on February 28, 2019, and as required by the Merger Agreement, the board of directors of the Company increased the size of the board of directors by one member and appointed John K. Reinhart, Eugene I. Davis, Don Dimitrievich, Michael C. Jennings, and Paul R. Smith as directors of the Company.

On February 28, 2019, Paul R. Smith resigned as a director of the Company and the board of directors of the Company appointed Randall M. Albert to fill the vacant directorship.

The Company believes that each individual designated to be a director of the Company, other than Mr. Reinhart, is independent as defined by the listing standards of the New York Stock Exchange and applicable SEC rules. Mr. Davis was appointed as chair of the Nominating and Governance Committee and as a member of the Compensation Committee, Mr. Jennings was appointed chairman of the board of directors and as a member of the Audit and Compensation Committees, and Mr. Albert was appointed as a member of the Audit and Nominating and Governance Committees.

The non-employee directors of the Company will receive compensation for their services as directors in accordance with the Non-Employee Director Compensation Policy as preliminarily approved by the board of directors of the Company on February 28, 2019, subject to final approval by the Compensation Committee and the board of directors of the policy as finalized. Under such policy, each non-employee director would be eligible to receive an annual cash retainer of $75,000 and an annual equity award valued at $100,000 (with a one-year vesting period), the chairman of the board would additionally receive an annual cash retainer of $50,000, the chairs of the Audit and Compensation Committees would additionally receive an annual cash retainer of $25,000, and the chair of the Nominating and Governance Committee would additionally receive an annual cash retainer of $20,000. Each director will be entitled to elect to receive shares of Common Stock of the Company in lieu of the annual cash retainers.

Additional information regarding the individuals named above is included in the Consent Solicitation Statement/Information Statement/Prospectus and in the definitive Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders.

Executive Officers

Effective immediately prior to the Effective Time on February 28, 2019, Benjamin W. Hulburt resigned as the Company’s Chairman, President and Chief Executive Officer, Matthew R. DeNezza resigned as the Company’s Executive Vice President and Chief Financial Officer, and Christopher K. Hulburt resigned as the Company’s Executive Vice President, Secretary and General Counsel.

Effective as of the Effective Time on February 28, 2019, John K. Reinhart, the former President and Chief Executive Officer of Blue Ridge, became the President and Chief Executive Officer of the Company, and Michael Hodges, the former Senior Vice President of Finance of Blue Ridge, became Executive Vice President and Chief Financial Officer of the Company.

Additional information regarding the individuals named above is included in the Consent Solicitation Statement/Information Statement/Prospectus.

Indemnification Agreements

The Company has entered into or will enter into Indemnification Agreements (the “Indemnification Agreements”) with each of the newly appointed directors and officers of the Company. These Indemnification Agreements will require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective immediately prior to the Effective Time on February 28, 2019, the Company amended and restated its Amended and Restated Certificate of Incorporation to (among other items as further described the Consent Solicitation Statement/Information Statement/Prospectus) provide for a 15-to-1 reverse stock split with respect to the issued and outstanding shares of the Company’s Common Stock. Holders of shares of the Company’s Common Stock immediately prior to the effective time of the Merger will receive cash for any fractional shares of the Company’s Common Stock to which they might otherwise be entitled as a result of the reverse stock split.

In addition, effective immediately prior the Effective Time on February 28, 2019, the Company amended and restated the Amended and Restated Bylaws of the Company to, among other things: (i) provide that special meetings of stockholders of the Company may be called only by the Chairman of the Board, Chief Executive Officer, or the board of directors of the Company pursuant to a resolution adopted by a majority of the total number of directors that the Company would have if there were no vacancies; (ii) amend the stockholder notice procedures with respect to annual and special meetings of stockholders of the Company; (iii) provide that, subject to the rights of holders of any class or series of preferred stock, any action required or permitted to be taken by the stockholders of the Company must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders; and (iv) provide that the bylaws may be amended at any regular or special meeting of the stockholders upon the affirmative vote of holders of at least 66 2/3% in voting power of the shares of the Company entitled to vote in the election of directors.

Following the Effective Time on February 28, 2019, the Company effected a change in its legal name to “Montage Resources Corporation” through a Certificate of Ownership and Merger providing for a short-form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware pursuant to which a subsidiary formed solely for the purpose of the name change was merged with and into the Company with the Company remaining as the surviving corporation in the merger. The short-form merger had the effect of amending the Company’s certificate of incorporation to reflect the Company’s new legal name.

The foregoing description of the Second Amended and Restated Certificate of Incorporation and reverse stock split, the Second Amended and Restated Bylaws, and the Certificate of Ownership and Merger is qualified in its entirety by reference to the Second Amended and Restated Certificate of Incorporation (as filed with the Secretary of State of the State of Delaware), the Second Amended and Restated Bylaws, and the Certificate of Ownership and Merger (as filed with the Secretary of State of the State of Delaware), copies of which are filed as Exhibits 3.1, 3.2, and 3.3 hereto, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements

The financial statements required by this Item 9.01 with respect to the acquisition described in Item 2.01 of this Current Report on Form 8-K are not being filed herewith but will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01 with respect to the acquisition described in Item 2.01 of this Current Report on Form 8-K above is not being furnished herewith but will be furnished by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of August 25, 2018, among Eclipse Resources Corporation, Everest Merger Sub Inc., and Blue Ridge Mountain Resources, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2018)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of January 7, 2019, among Eclipse Resources Corporation, Everest Merger Sub Inc., and Blue Ridge Mountain Resources, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2019)

3.1	Second Amended and Restated Certificate of Incorporation of Montage Resources Corporation, filed with the Secretary of State of the State of Delaware with an effective date of February 28, 2019

3.2	Second Amended and Restated Bylaws of Montage Resources Corporation

3.3	Certificate of Ownership and Merger, filed with the Secretary of State of the State of Delaware with an effective date of February 28, 2019

10.1	Third Amended and Restated Credit Agreement, dated as of February 28, 2019, among Montage Resources Corporation, Bank of Montreal, as administrative agent, the lenders party thereto, and BMO Capital Markets Corp., Capital One, National Association, and KeyBank National Association, as joint lead arrangers and joint bookrunners

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the Commission on June 2, 2014, File No. 333-195679)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Montage Resources Corporation agrees to furnish a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTAGE RESOURCES CORPORATION

Date: March 6, 2019	By:	/s/ Paul M. Johnston
	Name:	Paul M. Johnston
	Title:	Executive Vice President, General Counsel and Corporate Secretary